UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 13, 2006

CHINA CLEAN ENERGY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50494	87-0700927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Fujian Zhongde Technology Co., Ltd. Fulong Industry Zone Longtian Town Fuqing City Fujian, China	350315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  0086-591-85773387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 13, 2006, James Shao resigned as the Registrant’s Chief Financial Officer. Following his resignation as Chief Financial Officer, Mr. Shao will continue to serve as a consultant to the Registrant.

On November 13, 2006, Mr. Gary Zhao was appointed by the board of directors as the Registrant’s new Chief Financial Officer.

Mr. Zhao was engaged as the Registrant’s Chief Financial Officer pursuant to a written compensation agreement which is for an initial term of one year and which contains basic terms of employment.  In addition to payment of a monthly salary, under the terms of the compensation agreement the Registrant issued Mr. Zhao 100,000 shares of its common stock.  The shares will be restricted securities as defined in Rule 144 under the Securities Act of 1933 and during the initial one-year term of employment will also be subject to possible cancellation or forfeiture in certain circumstances described in the compensation agreement.

Except for the issuance of shares described above, there were no transactions during the last two years, or proposed transactions, to which the Registrant was or is to be a party, in which the new Chief Financial Officer had or is to have a direct or indirect material interest.

Biographical Information.   Gary Zhao, age 43, was appointed as Chief Financial Officer of the Registrant on November 13, 2006.  From July, 2005 through November, 2005, Mr. Zhao was Vice President of CapGemini China, a global management consulting, IT consulting, and outsourcing firm.  At CapGemini, Mr. Zhao was account manager for an account with a large automotive manufacturer in China.  From February, 2002, through July, 2005, Mr. Zhao was Director in charge Finance Performance Management and Corporate Strategy at Accenture China where he provided financial management, Sarbanes-Oxley compliance and corporate strategy consulting services to clients.  From February, 2001 through January, 2002, Mr. Zhao was Chief Financial Officer of Chinatech International Software Ltd., a software company in Beijing, China.  From January, 2000 through August, 2000, he was Vice President, Finance at Sohu.com, Inc., a Chinese internet portal company in Beijing, China, where he served as a member of the executive management committee and managed finance, treasury, human resources, legal, administration and government relations and MIS operations. Mr. Zhao received a Bachelor of Science in Metallurgical Engineering from Tsinghua (Qinghua) University in Beijing, China, in 1984, a Master of Science in Materials Science from University of Minnesota, in 1989, and an MBA in Finance and Strategic Management from The Wharton School, University of Pennsylvania, in 1995.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.8

Compensation Agreement dated November 13, 2006, between China Clean Energy Inc. and Gary Zhao.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2006	CHINA CLEAN ENERGY INC.

	By:	/s/ Tai-ming Ou
Tai-ming Ou
Chairman of the Board of Directors and Chief Executive Officer